UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 4.01. Change in Registrant’s Certifying Accountants.

On March 24, 2021, the Audit Committee of the Board of Directors of Coffee Holding Co., Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”), as the Company’s independent registered public accounting firm, effective March 25, 2021, and the engagement of EisnerAmper LLP (“Eisner”) as its new independent registered public accounting firm as of and for the year ended October 31, 2021. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s audit reports on the financial statements for the years ended October 31, 2019 and 2020 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, and contained a change in accounting principle explanatory paragraph that the Company has changed its method of accounting for leases in 2020 due to the adoption of the guidance in ASC Topic 842, Leases using the modified retrospective approach.

During the fiscal years ended October 31, 2019 and 2020, and the subsequent interim period through January 31, 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Marcum concurred with the Company’s assessment of material weaknesses related to the Company’s internal controls over financial reporting.

In its Management’s Report on Internal Control Over Financial Reporting, as set forth in Item 4 “Controls and Procedures” of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 and Item 9A “Controls and Procedures” of the Company’s Annual Report on Form 10-K for the year ended October 31, 2020, the Company reported material weaknesses in its internal controls over financial reporting, which constitute reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee discussed the subject matter of the reportable events with Marcum. Subsequently, the Audit Committee and management developed a remediation plan, detailed in its Management’s Report on Internal Control Over Financial Reporting as set forth in Item 4 “Controls and Procedures” of the Company’s Annual Report on Form 10-K for the year ended October 31, 2020. Notwithstanding these material weaknesses in internal control over financial reporting, the Company has concluded that, based on its knowledge, the consolidated financial statements, and other financial information included in its Annual Reports on Form 10-K for the fiscal years ended October 31, 2019 and 2020 present fairly, in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States. The Company has authorized Marcum to respond fully to Eisner’s inquiries concerning the subject matter of such reportable events.

During the fiscal years ended October 31, 2019 and 2020 and the subsequent interim period through January 31, 2021, neither the Company nor anyone on its behalf has consulted with Eisner regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Eisner concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Marcum with a copy of the disclosures in this Form 8-K and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the statements made herein and if not, stating in what respects it does not agree. A copy of this letter will be filed as an Exhibit to this Form 8-K within 2 business days following the Company’s receipt of such letter from Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: March 29, 2021	By:	/s/ Andrew Gordon
	Name:	Andrew Gordon
	Title:	President and Chief Executive Officer